CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Emerging Growth Fund in the John Hancock Growth Funds' Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Emerging Growth Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 30 to Registration Statement (Form N-1A, No. 2-75807) of our report dated December 12, 1997 on the financial statements and financial highlights of the John Hancock Emerging Growth Fund.



                                                           /s/ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP

Boston, Massachusetts
March 9, 1998